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                                                                    EXHIBIT 23-1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the registration statement on Form S-3 (Registration No. 033-54155) pertaining to the Energy East Corporation Dividend Reinvestment and Stock Purchase Plan of our report dated January 30, 1998, on our audits of the consolidated financial statements and financial statement schedule of New York State Electric & Gas Corporation and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K for 1997 of New York State Electric & Gas Corporation. We also consent to the reference to our Firm under the caption "Experts" in the related Prospectus Supplement pertaining to the Dividend Reinvestment and Stock Purchase Plan.

                                          /s/ COOPERS & LYBRAND L.L.P.

New York, New York

April 30, 1998